UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2016

Eastman Kodak Company
(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street, Rochester, New York	14650
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (585) 724-4000

        Not Applicable
                (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

  Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2016, John N. McMullen, Chief Financial Officer and Executive Vice President of Eastman Kodak Company (the “Company”), notified the Company of his intention to resign, effective June 30, 2016, to pursue another business opportunity.

On June 14, 2016, the Board of Directors of the Company appointed David E. Bullwinkle as the Company’s Chief Financial Officer and Senior Vice President, effective July 1, 2016 (the “Effective Date”).  Mr. Bullwinkle will report to Chief Executive Officer Jeff Clarke and succeeds Mr. McMullen, who has served as the Company’s Chief Financial Officer since June 2014.

In connection with Mr. Bullwinkle’s appointment, on June 14, 2016, the Executive Compensation Committee of the Board of Directors of the Company approved the following compensation terms for Mr. Bullwinkle, which will be contained in an employment agreement (the “Employment Agreement”) between Mr. Bullwinkle and the Company, to take effect on the Effective Date:  (1) an annual base salary of $400,000; (2) a target annual incentive award under the Company’s Executive Compensation for Excellence and Leadership Plan (the “EXCEL Plan”) in the amount of 65% of his annual base salary; (3) an equity compensation  award  under the Company’s Omnibus Long-Term Incentive Compensation Plan, to be made on the Effective Date and valued at $600,000, split equally between restricted stock units and non-qualified stock options and vesting in equal amounts on the first, second and third anniversaries of the Effective Date; and (4) severance benefits in an amount equal to Mr. Bullwinkle’s annual base salary, payable in the event his employment is  terminated under the conditions in the Employment Agreement. The Employment Agreement, which will supersede Mr. Bullwinkle’s current employment agreement with the Company, also will contain terms and provisions related to competition, non-solicitation of employees and confidential information, customary to similar agreements with the Company.

The above summary of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

Mr. Bullwinkle, 42, currently serves as the Company’s Director of Corporate Financial Planning and Analysis, Director of Investor Relations and Vice President, Finance, a role he has held since 2010.  From 2004 to 2010, Mr. Bullwinkle held several financial management positions at the Company, including Worldwide Business Unit Controller and Intellectual Property Licensing Finance Director, CDG Worldwide Controller, Assistant Corporate Controller and External Reporting Manager.  Prior to joining the Company in 2004, Mr. Bullwinkle worked as the Manager of Financial Reporting at Birds Eye Foods, Inc. from 2002 until 2004, and held various positions at PricewaterhouseCoopers LLP from 1996 to 2002, including serving as an Assurance Manager.  Mr. Bullwinkle received a Masters of Business Administration from St. John Fisher College and a Bachelor of Science degree in Accounting from SUNY Geneseo.  He is a Certified Public Accountant in the State of New York.

A copy of the press release announcing the resignation of Mr. McMullen and the appointment of Mr. Bullwinkle is attached to this Current Report on Form 8-K as Exhibit 99.1.

Section 9 — Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.     Exhibit
99.1                     Press release issued by Eastman Kodak Company dated June 15, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

By:   /s/ Sharon E. Underberg
Name: Sharon E. Underberg
Title:   Senior Vice President, General Counsel & Secretary

Date:  June 15, 2016

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press release issued by Eastman Kodak Company dated June 15, 2016.